Exhibit 99.1

—   Travelport Announces Fourth Quarter and Full Year 2007 Results   —

Fourth Quarter Highlights

•                  Net Revenue of $645 million, representing 11% growth over the fourth quarter in 2006

                        Adjusted Net Revenue of $581 million, representing a (1%) decline compared to the fourth quarter of 2006

•                  EBITDA loss of ($153) million due to several one-time exceptional costs

                       Adjusted EBITDA of $132 million, representing 8% growth over the fourth quarter of 2006

Full Year 2007 Highlights

•                  Net Revenue of $2.8 billion and EBITDA of $234 million

•                  Adjusted Net Revenue of $1.9 billion, 4% growth, and adjusted EBITDA of $496 million, 25% growth, excluding Worldspan and Orbitz Worldwide

•                  Adjusted Net Revenue of $2.6 billion and adjusted EBITDA of $688 million, including Worldspan and excluding Orbitz Worldwide

•                  Generated $204 million in cash from operations excluding Orbitz Worldwide

Re-engineering Cost Savings and Worldspan Synergy Highlights

•                  Re-engineering of the Travelport business on target, actions taken to achieve $167 million of annual run rate savings

•                  Actions taken to achieve annual run rate synergies of $34 million in Worldspan synergies out of a target of $150 million

NEW YORK, NY, March 6, 2008  — Travelport Limited, the parent company of the Travelport group of companies, today announced its financial results for the fourth quarter and full year ended December 31, 2007.  Travelport recognized net revenue of $645 million and an EBITDA loss of ($153) million in the fourth quarter of 2007, which included, among other items, the one-time expense and acceleration of vesting of restricted equity and other stock incentive plans. Adjusted net revenue in the fourth quarter was $581 million after adjusting for the deconsolidation of Orbitz Worldwide as of October 31, 2007. Adjusted EBITDA was $132 million, representing growth of 8% over the same period last year, largely due to the beneficial impact of the Travelport re-engineering program and growth at GTA.

On August 21, 2007, we completed the acquisition of Worldspan Technologies, Inc. On July 25, 2007, Orbitz Worldwide completed an initial public offering of approximately 41% of its outstanding shares of common stock on the New York Stock Exchange.  On October 31, 2007, the Company reduced its holding in Orbitz Worldwide by a further 11% - to 48% - and has presented its remaining holding as an equity method investment with effect from that date.  No shares of Orbitz Worldwide were sold.  The adjusted results below show the performance of the ongoing businesses as if Worldspan had been acquired on, and Orbitz Worldwide deconsolidated with effect from, January 1, 2006.  We also show our adjusted results excluding Worldspan entirely.  A description of the adjusted results are included later in this press release, together with a reconciliation to our GAAP results.

Travelport Consolidated

($ in millions)

	4Q 2006	4Q 2007	Change*	% Change*
Net Revenue (1) (4)	$583	$645	$62	11%
Adjusted Net Revenue (3) (4)	$588	$581	$(7)	-1%
EBITDA (1) (4)	$62	$(153)	$(215)	—
Adjusted EBITDA (3) (4)	$122	$132	$10	8%
Adjusted EBITDA Margin%	20.7%	22.7%	197 bps	10%

	FY 2006	FY 2007	Change*	% Change*
Net Revenue (1) (2) (4)	$2,516	$2,780	$264	10%
Adjusted Net Revenue (3) (4)	$2,739	$2,617	$(122)	-4%
EBITDA (1) (2) (4)	$(2,042)	$234	$2,276	—
Adjusted EBITDA (3) (4)	$662	$688	$26	4%
Adjusted EBITDA Margin%	24.2%	26.3%	212 bps	9%

*                    May not calculate due to rounding

—              Not meaningful

(1)           Full year 2007 includes Orbitz Worldwide results from January 1, 2007 to October 31, 2007.  Fourth quarter 2007 includes Orbitz Worldwide results from October 1, 2007 to October 31, 2007.

(2)           Full year 2007 includes Worldspan results from August 21, 2007.

(3)           Adjusted results exclude Orbitz Worldwide in all periods and include Worldspan in all periods, as if both transactions had taken place on January 1, 2006.

(4)           As a result of the sale of Trust International on January 2, 2008, this business is treated as a discontinued operation in our financial results.  On a full year basis, Trust International generated approximately $30 million in adjusted revenue and $2 million in adjusted EBITDA.

Travelport CEO and President, Jeff Clarke, stated:  “This year was a transformational year for Travelport.  Under new management, the company delivered strong full year 2007 adjusted EBITDA growth of 25%, excluding the recently acquired Worldspan.  This is a significant improvement over prior years.  The reorganization of our businesses into separate global operating units has delivered strong growth.  The successful execution of our re-engineering program delivered $122 million in savings during the year, which was larger and sooner than originally anticipated, and has transformed Travelport into the low cost provider in the industry which gives us a competitive advantage.  The acquisition of Worldspan, completed in August 2007, provides our GDS business with a strong position in each of the three main global regions and gives us the best balance of services of any provider.”

Mike Rescoe, Travelport executive vice president and CFO, stated, “Our Galileo GDS business grew segments by 9% in the Asia Pacific region and GTA has continued to surge ahead, with accelerating Total Transaction Value growth of 26% during the fourth quarter.  During the quarter, we realized a further $38 million of annualized cost savings, excluding Orbitz Worldwide, which helped drive a 197 bps increase in adjusted EBITDA margins. As of the end of December 2007, we have completed actions under the original re-engineering program which we expect will yield $167 million of annualized cost savings by the end of 2008, excluding Orbitz Worldwide.  Since the acquisition of Worldspan, we have taken additional actions to realize $34 million of run rate synergies, with substantially more to come.  We also generated $204 million in cash flow from operations for the full year 2007, excluding Orbitz Worldwide, after servicing over $370 million in interest expense.”

Financial Highlights

Fourth Quarter and Full Year 2007

GDS

($ in millions)

	4Q 2006	4Q 2007	Change*	% Change*
Net Revenue	$350	$500	$150	43%
Adjusted Net Revenue (2)	$517	$498	$(19)	-4%
EBITDA	$76	$103	$27	36%
Adjusted EBITDA (2)	$141	$137	$(4)	-3%
Adjusted EBITDA Margin%	27.3%	27.5%	24 bps	1%

	FY 2006	FY 2007	Change*	% Change*
Net Revenue (1)	$1,516	$1,772	$256	17%
Adjusted Net Revenue (2)	$2,434	$2,286	$(148)	-6%
EBITDA (1)	$(1,600)	$465	$2,065	—
Adjusted EBITDA (2)	$699	$691	$(8)	-1%
Adjusted EBITDA Margin%	28.7%	30.2%	151 bps	5%

*                    May not calculate due to rounding

—              Not meaningful

(1)             Full year 2007 includes Worldspan results from August 21, 2007.

(2)             Adjusted results include Worldspan in all periods, as if the acquisition had closed January 1, 2006.

Net revenue and EBITDA within our GDS business (Galileo and Worldspan) were $500 million and $103 million, respectively, for the fourth quarter of 2007.  Adjusted net revenue and adjusted EBITDA were $498 million and $137 million, respectively, for the fourth quarter of 2007.  In the tables below, we provide a further analysis of the underlying Galileo and Worldspan results within the GDS segment.

Galileo (included in GDS results above)

($ in millions)

	4Q 2006	4Q 2007	Change*	% Change*
Net Revenue	$350	$349	$(1)	0%
Adjusted Net Revenue	$348	$350	$2	1%
EBITDA	$76	$82	$6	8%
Adjusted EBITDA	$100	$113	$13	13%
Adjusted EBITDA Margin%	28.7%	32.3%	355 bps	12%

	FY 2006	FY 2007	Change*	% Change*
Net Revenue	$1,516	$1,552	$36	2%
Adjusted Net Revenue	$1,514	$1,557	$43	3%
EBITDA	$(1,600)	$433	$2,033	—
Adjusted EBITDA	$433	$499	$66	15%
Adjusted EBITDA Margin%	28.6%	32.0%	345 bps	12%

*                    May not calculate due to rounding

—              Not meaningful

Adjusted net revenue and adjusted EBITDA from Galileo were $350 million and $113 million, an increase of 1% and 13%, respectively, compared to the fourth quarter of 2006.  Higher revenue resulted from growth in GDS transactions in Asia Pacific, and higher yields in EMEA and Asia Pacific, partially offset by a modest declines in GDS transactions in the Americas.  In addition, Galileo reduced it’s operating expenses, excluding inducements to agents, by 16%.  The revenue growth and operating expense savings resulted in higher adjusted EBITDA, and adjusted EBITDA margins improved 355 basis points, or 12%.

Worldspan (included in GDS results above)

($ in millions)

	4Q 2006	4Q 2007	Change*	% Change*
Net Revenue	—	$152	—	—
Adjusted Net Revenue (2)	$169	$148	$(21)	-12%
EBITDA	—	$22	—	—
Adjusted EBITDA (2)	$41	$25	$(16)	-39%
Adjusted EBITDA Margin%	24.3%	16.9%	-737 bps	-30%

	FY 2006	FY 2007	Change*	% Change*
Net Revenue (1)	—	$220	—	—
Adjusted Net Revenue (2)	$920	$729	$(191)	-21%
EBITDA (1)	—	$32	—	—
Adjusted EBITDA (2)	$266	$192	$(74)	-28%
Adjusted EBITDA Margin%	28.9%	26.3%	-258 bps	-9%

*                    May not calculate due to rounding

—              Not meaningful

(1)             Full year 2007 includes Worldspan results from August 21, 2007.

(2)             Adjusted results include Worldspan in all periods, as if the acquisition had closed January 1, 2006.

Adjusted net revenue from Worldspan was $148 million for the fourth quarter of 2007, reflecting a decline of (12%) compared with the same period in 2006, mainly due to the loss of certain revenues from a single customer.  Adjusted

EBITDA was $25 million for the fourth quarter of 2007, which represented a decline of (39%) compared to the same quarter in 2006 and reflects the short-term reverse leverage impact of lower revenues.  We expect the Worldspan integration program to address the shortfall in EBITDA that affected Worldspan in 2007.

GTA

($ in millions)

	4Q 2006	4Q 2007	Change*	% Change*
Net Revenue (1)	$63	$83	$20	32%
Adjusted Net Revenue (1)	$71	$83	$12	17%
EBITDA (1)	$(8)	$15	$23	—
Adjusted EBITDA (1)	$3	$17	$14	467%
Adjusted EBITDA Margin%	4.2%	20.5%	1626 bps	—

	FY 2006	FY 2007	Change*	% Change*
Net Revenue (1)	$287	$330	$43	15%
Adjusted Net Revenue (1)	$305	$330	$25	8%
EBITDA (1)	$18	$77	$59	—
Adjusted EBITDA (1)	$53	$91	$38	72%
Adjusted EBITDA Margin%	17.4%	27.6%	1020 bps	59%

*                    May not calculate due to rounding

—              Not meaningful

(1)             As a result of the sale of Trust International on January 2, 2008, this business is treated as a discontinued operation in our financial results.  On a full year basis, Trust International generated approximately $30 million in adjusted revenue and $2 million in adjusted EBITDA.

Net revenue and EBITDA for GTA were $83 million and $15 million, respectively, in the fourth quarter of 2007.  Adjusted net revenue and adjusted EBITDA were $83 million and $17 million, an increase of 17% and 467%, respectively, compared with the fourth quarter of 2006.  Global Total Transaction Value (TTV) grew 26% in the quarter, driven by strong traveler demand across all regions and in particular within the EMEA region, which grew TTV over 32%, as a result of strong sales performance of new customers in key EMEA regions, with improved pricing and favorable currency trends.   The GTA organization structure has been realigned, and the impact of higher sales volumes and a more efficient cost base enabled it to increase adjusted EBITDA margins from 17% in 2006 to 28% for 2007.

Corporate and Other

Travelport incurred adjusted Corporate and Other expenses of $21 million for the fourth quarter of 2007.  Excluded from the adjusted results are a number of exceptional one-time costs related to possible corporate transactions. We continually explore, prepare for and evaluate possible corporate transactions to ensure we have the most efficient and effective capital structure and to maximize the value of the enterprise. No assurance can be given with respect to the timing, likelihood or effect of any possible corporate transactions. During the fourth quarter of 2007, as part of evaluating and preparing for these transactions, the following items were expensed and are excluded from our adjusted results;

•                  non-cash charge of $144 million for restructuring our equity based compensation plans and accelerating expenses we would have expensed over future periods;

•                  $53 million lump sum fee to be paid in a future period, in lieu of annual payments, in connection with terminating an agreement with our equity sponsors to provide certain transaction and monitoring services;

•                  $30 million in transaction costs in connection with evaluating and preparing for certain corporate transactions.

These costs, as well as other items, are detailed in the reconciliation of EBITDA included later in this release.

Orbitz Worldwide

($ in millions)

The Board of Directors and management of Travelport determined to separate the Orbitz Worldwide business from Travelport’s other businesses at the time of the Orbitz Worldwide IPO in July 2007.  On October 31, 2007, the Company  transferred 9.1 million shares, or approximately 11% of the then outstanding equity of Orbitz Worldwide, out of the Company.   The transfer was consistent with completing an organizational separation of the Orbitz Worldwide business.  As a result of this transfer, Travelport Limited currently owns approximately 48% of the outstanding equity of Orbitz Worldwide. Travelport deconsolidated the results of Orbitz Worldwide with effect from October 31, 2007 and accounts for the Orbitz Worldwide results under the equity method of accounting.

	4Q 2006	4Q 2007	Change*	% Change*
Net Revenue (1)	$185	$71	$(114)	-62%
Adjusted Net Revenue (2)	$0	$0	$0	—
EBITDA (1)	$25	$14	$(11)	-44%
Adjusted EBITDA (2)	$0	$0	$0	—
Adjusted EBITDA Margin%	—	—	—	—

	FY 2006	FY 2007	Change*	% Change*
Net Revenue (1)	$769	$743	$(26)	-3%
Adjusted Net Revenue (2)	$0	$0	$0	—
EBITDA (1)	$(262)	$102	$364	-139%
Adjusted EBITDA (2)	$0	$0	$0	—
Adjusted EBITDA Margin%	—	—	—	—

*                    May not calculate due to rounding

—              Not meaningful

(1)             Full year 2007 includes Orbitz Worldwide results from January 1, 2007 to October 31, 2007.  Fourth quarter 2007 includes Orbitz Worldwide results from October 1, 2007 to October 31, 2007.

(2)             Adjusted results exclude Orbitz Worldwide in all periods.

For a discussion of Orbitz Worldwide’s year-over-year performance, please refer to the earnings release of Orbitz Worldwide, which has also been released today.

Highlights - Other Items

•                  Generated $224 million in cash from operations for the full year, or $204 million excluding Orbitz Worldwide cash during the period when we consolidated their results

•                  As of December 31, 2007, Travelport had $309 million of cash and cash equivalents on hand

•                  Since the end of the fourth quarter, we have repurchased approximately $30 million in principal amount of our bonds

•                  Disposed of several non-core assets, including Trust International and our Indian back-office processing organization

Conference Call/Webcast

The Company’s fourth quarter and full year 2007 earnings conference call will be accessible to the media and general public via live Internet Webcast today beginning at 11:00 a.m. (EST), and through a limited number of listen-only, dial-in conference lines.  The Webcast will be available through the Investor Center section of the Company’s Web site at www.travelport.com.  To access the call through a conference line, dial 888-713-4216 in the United States and 617-213-4868 for international callers beginning at least 10 minutes prior to the scheduled start of the call. The passcode is 40307118.  A replay of the conference call will be available March 6, 2008 at 1:00 p.m. (EST) through March 13, 2008. To access the replay, dial 888-286-8010 in the United States and 617-801-6888 for international callers. The passcode is 75839225.

About Travelport

Travelport is one of the world’s largest travel conglomerates.  The company operates three primary businesses – Travelport GDS, a global distribution system business; an IT services and software business; and GTA, a group travel and wholesale hotel business.  Travelport GDS comprises the Galileo and Worldspan brands and includes Business Intelligence Services, a data analysis business. The IT services and software business hosts mission critical applications and provides business solutions for major airlines.  Travelport also owns approximately 48% of Orbitz Worldwide (NYSE: OWW), a leading global online travel company. With on-going annual revenues of approximately $2.7 billion, Travelport operates in 145 countries and has approximately 6,000 employees. Travelport is a private company owned by The Blackstone Group, One Equity Partners, and Technology Crossover Ventures.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” that involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words “believes”, “expects”, “anticipates”, “intends”, “projects”, “estimates”, “plans”, “may increase”, “may fluctuate” and similar expressions or future or conditional verbs such as “will”, “should”, “would”, “may” and “could” are generally forward-looking in nature and not historical facts. Any statements that refer to expectations or other characterizations of future events, circumstances or results are forward-looking statements.

Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this press release include, but are not limited to: our substantial indebtedness; our ability to service such indebtedness and the impact thereof on the way we operate our business; interest rate movements; factors affecting the level of travel activity, particularly air travel volume, including security concerns, natural disasters and other disruptions; general economic and business conditions in the markets in which we operate, including fluctuations in currencies; pricing, regulatory and other trends in the travel industry; our ability to obtain travel supplier inventory from travel suppliers, such as airlines, hotels, car rental companies, cruise lines and other travel suppliers; risks associated with doing business in multiple countries and in multiple currencies; maintenance and protection of our information technology and intellectual property; acquisition opportunities and our ability to successfully integrate acquired businesses and realize anticipated benefits of past and future acquisitions, including the Worldspan acquisition; the impact on supplier capacity and inventory resulting from consolidation of the airline industry; financing plans and access to adequate capital on favorable terms; and our ability to achieve expected cost savings and operational synergies from our re-engineering efforts and the Worldspan acquisition. Other unknown or unpredictable factors also could have material adverse effects on our performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this press release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this press release. Except to the extent required by applicable securities laws, the Company undertakes no obligation to release any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless required by law.

This release includes certain non-GAAP financial measures as defined under SEC rules.  As required by SEC rules,  important information regarding such measures is contained on pages 9 through 11 of this release.

INVESTOR CONTACT: Raffaele Sadun of Travelport, +1-973-939-1450, or raffaele.sadun@travelport.com

MEDIA CONTACT: Elliot Bloom of Travelport, +1-212-915-1610, or elliot.bloom@travelport.com

TRAVELPORT LIMITED

STATEMENTS OF OPERATIONS

(in millions)

(UNAUDITED)

	Three Months Ended December 31,
	2006	2007

Net revenue	$583	$645

Cost and expenses
Cost of revenue	253	310
Selling, general and administrative	248	426
Separation and restructuring charges	6	61
Depreciation and amortization	50	73
Impairment of long-lived assets	14	1
Other expense (income), net	—	—

Total costs and expenses	571	871

Operating loss	12	(226)
Interest expense, net	(100)	(92)

Loss from continuing operations before income taxes and minority interest	(88)	(318)
(Provision) benefit for income taxes	4	(10)
Minority interest, net of tax	—	2
Equity in earnings of investments, net	(1)	(3)

Loss from continuing operations, net of lax	(85)	(329)
Gain (loss) from discontinued operations, net of tax	(1)	—
Gain (loss) from disposal of discontinued operations, net of tax	8	(6)

Net loss	$(78)	$(335)

TRAVELPORT LIMITED

STATEMENTS OF OPERATIONS

(in millions)

(UNAUDITED)

	Predecessor (Combined)	Company (Consolidated)
	January 1, 2006 through August 22, 2006	July 13, 2006 (Formation Date) through December 31, 2006	Year ended December 31, 2007

Net revenue	$1,693	$823	$2,780

Cost and expenses
Cost of revenue	715	374	1,167
Selling, general and administrative	645	342	1,286
Separation and restructuring charges	92	18	90
Depreciation and amortization	123	77	248
Impairment of long-lived assets	2,365	14	1
Other expense (income), net	(7)	—	2

Total costs and expenses	3,933	825	2,794

Operating loss	(2,240)	(2)	(14)
Interest expense, net	(39)	(150)	(373)

Loss from continuing operations before income taxes and minority interest	(2,279)	(152)	(387)
(Provision) benefit for income taxes	116	(3)	(41)
Minority interest, net of tax	—	—	3
Equity in losses of investments, net	(1)	(1)	(4)

Loss from continuing operations, net of tax	(2,164)	(156)	(429)
Loss from discontinued operations, net of tax	(6)	(2)	(1)
Gain (loss) from disposal of discontinued operations, net of tax	(6)	8	(6)

Net loss	$(2,176)	$(150)	$(436)

TRAVELPORT LIMITED
SEGMENT EBITDA AND RECONCILIATION OF EBITDA TO NET INCOME
(in millions)
(UNAUDITED)

		Company (Consolidated)
	Predecessor (Combined) January 1, 2006 through August 22, 2006	July 13, 2006 (Formation Date) through December 31, 2006	Year Ended December 31, 2007
GDS
Net revenue	$1,006	$510	$1,772
Segment EBITDA	(1,729)	129	465
GTA
Net revenue	203	84	330
Segment EBITDA	33	(15)	77
Orbitz Worldwide(c)
Net revenue	521	248	743
Segment EBITDA	(282)	20	102
Corporate and other
EBITDA(a)	(139)	(59)	(410)
Intersegment eliminations (b)
Net revenue	(37)	(19)	(65)
Combined Totals
Revenue	$1,693	$823	$2,780
EBITDA	$(2,117)	$75	$234

(a)   Other includes corporate general and administrative costs not allocated to the segments.

(b)   Consists primarily of eliminations related to the inducements paid by GDS to Orbitz Worldwide.

(c)   Includes only ten months of activity for 2007, due to the deconsolidation of Orbitz Worldwide effective 31 October 2007.

Provided below is a reconciliation of EBITDA to loss before income taxes:

		Company (Consolidated)
	Predecessor (Combined) January 1, 2006 through August 22, 2006	July 13, 2006 (Formation Date) through December 31, 2006	Year Ended December 31, 2007
EBITDA	$(2,117)	$75	$234
Interest expense, net (d)	(39)	(150)	(373)
Depreciation and amortization	(123)	(77)	(248)
Loss from continuing operations before income taxes and minority interest	$(2,279)	$(152)	$(387)

(d)   Includes approximately $18 million for Orbitz Worldwide from July 25, 2007, through October 31, 2007.

Adjusted Revenue, EBITDA, and Adjusted EBITDA are non-GAAP measures and may not be comparable to similarly named measures used by other companies. We believe that these measures provide management with a more complete understanding of the underlying operating results and trends and an enhanced overall understanding of the Company’s financial performance and prospects for the future. Adjusted Revenue, EBITDA and Adjusted EBITDA are not intended to be measures of liquidity or cash flows from operations nor measures comparable to net income as they do not take into account certain requirements such as capital expenditures and related depreciation, principal and interest payments and tax payments. However, they are management’s primary metric for measuring business performance and are used by the Board of Directors to determine incentive compensation. Capital expenditures, which impact depreciation and amortization, interest expense and income tax expense, are reviewed separately by management Adjusted Revenue, EBITDA  and Adjusted EBITDA are disclosed so that investors may have the same tools available to management when evaluating the results of Travelport. Adjusted Revenue is defined as Revenue adjusted to exclude the impact of deferred revenue written off due to purchase accounting on the acquisition of Travelport by an affiliate of The Blackstone Group. EBITDA is defined as net income (loss) before interest, income taxes, depreciation and amortization, each of which is presented on Travelport’s Statement of Operations. Adjusted EBITDA is defined as EBITDA adjusted to exclude, the aforementioned impact of purchase accounting, impairment of intangibles assets, expenses incurred in conjunction with Travelport’s separation from Cendant, expenses incurred to acquire and integrate Travelport’s portfolio of businesses, costs associated with Travelport’s restructuring efforts and development of a global on-line travel platform, non-cash stock based compensation, and other adjustments made to exclude expenses management views as outside the normal course of operations.

TRAVELPORT LIMITED

RECONCILIATION OF NET REVENUE AND EBITDA TO ADJUSTED REVENUE AND ADJUSTED EBITDA

(in millions)

(UNAUDITED)

	Three Months Ended December 31, 2007
	Galileo	Worldspan	Orbitz Worldwide	GTA	Corporate & Other	Total
Net Revenue	$349	$152	$71	$83	$(9)	$645
Adjustments
Acquired / Disposed Revenue	—	—	(71)	—	9	(62)
Separation from Cendant and Related	2	—	—	—	—	2
Other	0	(4)	—	—	—	(4)
Total	2	(4)	(71)	0	9	(64)
Adjusted Net Revenue	$350	$148	$0	$83	$0	$581

EBITDA	$82	$22	$14	$15	$(285)	$(153)
Adjustments
Acquired / Disposed EBITDA	—	—	(14)	—	—	(14)
Separation from Cendant and Related	2	—	—	—	53	55
Impairment	—	—	—	—	1	1
Non-recurring Items Associated with Travelport Acquisitions	27	7	—	2	32	68
Restructure and Related	4	—	—	—	—	4
Equity based compensation (a)	—	—	—	—	167	167
Other	—	(4)	—	—	10	6
Total	31	3	(14)	2	264	285
Adjusted EBITDA	$113	$25	$0	$17	$(21)	$132

	Twelve Months Ended December 31, 2007
	Galileo	Worldspan	Orbitz Worldwide	GTA	Corporate & Other	Total
Net Revenue	$1,552	$220	$743	$330	$(65)	$2,780
Adjustments
Acquired / Disposed Revenue	—	484	(743)	(2)	65	(195)
Separation from Cendant and Related	5	—	—	2	—	7
Other	0	25	—	—	—	25
Total	5	509	(743)	0	65	(163)
Adjusted Net Revenue	$1,557	$729	$0	$330	$0	$2,617

EBITDA	$433	$32	$102	$77	$(410)	$234
Adjustments
Acquired / Disposed EBITDA	—	121	(102)	(1)	—	19
Separation from Cendant and Related	5	—	—	2	63	70
Impairment	—	—	—	—	1	1
Non-recurring Items Associated with Travelport Acquisitions	36	10	—	10	57	113
Restructure and Related	24	—	—	2	1	27
Equity based compensation (a)	—	—	—	—	187	187
Other	1	29	—	—	6	36
Total	66	160	(102)	13	316	454
Adjusted EBITDA	$499	$192	$0	$91	$(94)	$688

*  Totals may not calculate due to rounding.

(a)  Includes a non-cash charge of $144 million for restructuring our equity based compensation plans and accelerating expenses we would have expensed over future periods.

TRAVELPORT LIMITED

RECONCILIATION OF NET REVENUE AND EBITDA TO ADJUSTED REVENUE AND ADJUSTED EBITDA

(in millions)

(UNAUDITED)

	Three Months Ended December 31, 2006
	Galileo	Worldspan	Orbitz Worldwide	GTA	Corporate & Other	Total
Net Revenue	$350	$—	$185	$63	$(14)	$583
Adjustments
Acquired / Disposed Revenue	—	161	(185)	(2)	14	(12)
Separation from Cendant and Related	3	—	—	10	—	12
Other	(4)	8	—	—	—	4
Total	(2)	169	(185)	8	14	5
Adjusted Net Revenue	$348	$169	$0	$71	$0	$588

EBITDA	$76	$—	$25	$(8)	$(31)	$62
Adjustments
Acquired / Disposed EBITDA	—	8	(25)	(1)	—	(18)
Separation from Cendant and Related	3	—	—	10	8	20
Impairment	15	—	—	—	—	15
Non-recurring Items Associated with Travelport Acquisitions	4	—	—	2	—	7
Restructure and Related	—	—	—	—	(1)	(1)
Equity based compensation	1	—	—	1	2	5
Other	1	33	—	(1)	—	34
Total	24	41	(25)	11	9	60
Adjusted EBITDA	$100	$41	$0	$3	$(22)	$122

	Twelve Months Ended December 31, 2006
	Galileo	Worldspan	Orbitz Worldwide	GTA	Corporate & Other	Total
Net Revenue	$1,516	$—	$769	$287	$(56)	$2,516
Adjustments
Acquired / Disposed Revenue	—	887	(769)	(8)	56	166
Separation from Cendant and Related	3	—	—	27	—	30
Other	(6)	33	—	—	—	27
Total	(3)	920	(769)	19	56	224
Adjusted Net Revenue	$1,514	$920	$0	$305	$0	$2,739

EBITDA	$(1,600)	$—	$(262)	$18	$(198)	$(2,042)
Adjustments
Acquired / Disposed EBITDA	—	208	262	(4)	—	466
Separation from Cendant and Related	3	—	—	27	90	120
Impairment	2,024	—	—	—	—	2,024
Non-recurring Items Associated with Travelport Acquisitions	4	—	—	12	—	16
Restructure and Related	—	—	—	—	22	22
Equity based compensation	1	—	—	1	3	5
Other	—	58	—	—	(7)	51
Total	2,033	266	262	36	108	2,704
Adjusted EBITDA	$433	$266	$0	$53	$(90)	$662

* Totals may not calculate due to rounding.

TRAVELPORT LIMITED

BALANCE SHEETS

(in millions, except per share data)

	Company (Consolidated)
	December 31, 2006	December 31, 2007
Assets
Current assets:
Cash and cash equivalents	$95	$309
Accounts receivable (net of allowances for doubtful accounts of $27 and $38)	440	416
Deferred income taxes	13	9
Other current assets	160	253
Assets of discontinued operations	26	36

Total current assets	734	1,023

Property and equipment, net	508	541
Goodwill	2,143	1,746
Trademarks and tradenames	705	510
Other intangible assets, net	1,631	1,717
Investment in Orbitz Worldwide	—	364
Deferred income taxes	34	3
Other non-current assets	381	236

Total assets	$6,136	$6,140

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$307	$191
Accrued expenses and other current liabilities	826	821
Current portion of long-term debt	24	17
Deferred income taxes	13	—
Liabilities of discontinued operations	5	8

Total current liabilities	1,175	1,037

Long-term debt	3,623	3,751

Deferred income taxes	244	261

Tax sharing liability	125	—

Other non-current liabilities	200	203

Total liabilities	5,367	5,252

Commitments and contingencies

Shareholders’ equity:
Common shares $1.00 par value; 12,000 shares authorized, 12,000 shares issued and outstanding and outstanding	—	—
Additional paid in capital	908	1,311
Accumulated deficit	(150)	(587)
Avis Budget net investment	—	—
Accumulated other comprehensive income (loss)	11	164

Total shareholders’ equity	769	888

Total liabilities and shareholders’ equity	$6,136	$6,140

TRAVELPORT LIMITED

STATEMENTS OF CASH FLOWS

(in millions)

	Predecessor (Combined)	Company (Consolidated)
	January 1,	July 13, 2006
	2006	(Formation	Year
	through	Date) through	ended
	August 22,	December 31,	December 31,
	2006	2006	2007
Operating activities of continuing operations
Net loss	$(2,176)	$(150)	$(436)
Loss (income) from discontinued operations	12	(6)	7

	(2,164)	(156)	(429)
Adjustments to reconcile net loss to net cash provided by operating activities of continuing operations
Depreciation and amortization	123	77	248
Impairment of long-lived assets	2,365	14	1
Deferred income taxes	(111)	(5)	(24)
Provision for bad debts	10	1	11
Loss (gain) on sale of assets	(9)	—	3
Amortization of debt issuance costs	—	17	40
Unrealized losses on derivative instruments	—	11	—
Non-cash charges related to Orbitz Worldwide tax sharing liability	14	5	12
Non-cash Travelport equity grants	—	6	191
Equity in earnings of investments	1	1	4
Minority interest, net of tax	—	—	(3)
Changes in assets and liabilities, net of effects from acquisitions and disposals
Accounts receivable	(84)	97	56
Other current assets	8	36	(12)
Accounts payable, accrued expenses and other current liabilities	152	(101)	93
Other	(32)	7	33

Net cash provided by operating activities of continuing operations	273	10	224

Investing activities of continuing operations
Property and equipment additions	(100)	(66)	(104)
Businesses acquired, net of cash acquired and acquisition related payments	(20)	(4,110)	(1,074)
Loan to Worldspan	—	(125)	—
Net intercompany funding with Avis Budget	199	—	—
Impact to cash from deconsolidation of Orbitz Worldwide	—	—	(49)
Proceeds from asset sales	10	—	93
Other	(5)	(9)	(17)

Net cash (used in) provided by investing activities of continuing operations	84	(4,310)	(1,151)

	Predecessor (Combined)	Company (Consolidated)
	January 1, 2006 through August 22, 2006	July 13, 2006 (Formation Date) through December 31, 2006	Year ended December 31, 2007
Financing activities of continuing operations
Proceeds from borrowings	1,900	3,603	1,647
Principal payments on borrowings	(467)	(1,789)	(1,097)
Repayment from (advance to) Avis Budget	(1,783)	1,783	—
Proceeds from Orbitz Worldwide IPO	—	—	477
Contribution of paid in kind note from Parent	—	—	135
Capital contribution from Avis Budget	—	—	—
Issuance of common stock	—	902	5
Dividends paid	—	—	—
Payment for settlement of tax sharing liability	(32)	—	—
Debt issuance costs	—	(105)	(30)

Net cash provided by (used in) financing activities of continuing operations	(382)	4,394	1,137

Effect of changes in exchange rates on cash and cash equivalents	8	2	4

Net increase (decrease) in cash and cash equivalents of continuing operations	(17)	96	214

Cash provided by (used in) discontinued operations
Operating activities	(10)	3	5
Investing activities	3	(2)	(3)
Effects of exchange rate changes	—	—	—

Cash used in discontinued operations	(7)	1	2

Cash and cash equivalents at beginning of period	93	—	97

Cash and cash equivalents at end of period	69	97	313
Less cash of discontinued operations	—	(2)	(4)

Cash and cash equivalents of continuing operations	$69	$95	$309

TRAVELPORT LIMITED

RECONCILIATION OF NET REVENUE AND EBITDA TO ADJUSTED REVENUE AND ADJUSTED EBITDA

(in millions)

(UNAUDITED)

	Three Months Ended March 31, 2007
	Galileo	Worldspan	Orbitz Worldwide	GTA	Corporate & Other	Total
Net Revenue	$414	$—	$212	$57	$(17)	$666
Adjustments
Acquired / Disposed Revenue	—	202	(212)	(2)	—	(12)
Separation from Cendant and Related	2	—	—	2	—	3
Other	—	8	—	—	—	8
Total	2	210	(212)	—	—	(1)
Adjusted Net Revenue	$416	$210	$0	$57	$(17)	$666

EBITDA	$116	$—	$24	$(0)	$(36)	$104
Adjustments
Acquired / Disposed EBITDA	—	55	(24)	(1)	—	30
Separation from Cendant and Related	2	—	—	2	4	8
Impairment	—	—	—	—	—	—
Non-recurring Items Associated with Travelport Acquisitions	—	—	—	3	7	10
Restructure and Related	18	—	—	1	1	20
Equity based compensation	—	—	—	—	1	1
Other	—	11	—	—	—	11
Total	20	66	(24)	5	13	80
Adjusted EBITDA	$136	$66	$0	$4	$(22)	$184

	Three Months Ended June 30, 2007
	Galileo	Worldspan	Orbitz Worldwide	GTA	Corporate & Other	Total
Net Revenue	$409	$—	$235	$88	$(17)	$714
Adjustments
Acquired / Disposed Revenue	—	189	(235)	(1)	—	(47)
Separation from Cendant and Related	1	—	—	—	—	1
Other	—	8	—	—	—	8
Total	1	197	(235)	—	—	(37)
Adjusted Net Revenue	$410	$197	$0	$88	$(17)	$678

EBITDA	$121	$—	$26	$26	$(51)	$122
Adjustments
Acquired / Disposed EBITDA	—	52	(26)	—	—	27
Separation from Cendant and Related	1	—	—	—	3	4
Impairment	—	—	—	—	—	—
Non-recurring Items Associated with Travelport Acquisitions	3	—	—	3	11	17
Restructure and Related	4	—	—	1	—	5
Equity based compensation	—	—	—	—	11	11
Other	—	4	—	—	(3)	1
Total	8	56	(26)	4	22	64
Adjusted EBITDA	$129	$56	$0	$30	$(29)	$186

*  Totals may not calculate due to rounding.

TRAVELPORT LIMITED

RECONCILIATION OF NET REVENUE AND EBITDA TO ADJUSTED REVENUE AND ADJUSTED EBITDA

(in millions)

(UNAUDITED)

	Three Months Ended September 30, 2007
	Galileo	Worldspan	Orbitz Worldwide	GTA	Corporate & Other	Total
Net Revenue	$381	$68	$225	$103	$(23)	$754
Adjustments
Acquired / Disposed Revenue	—	94	(225)	—	—	(131)
Separation from Cendant and Related	1	—	—	—	—	1
Other	—	12	—	—	—	12
Total	1	106	(225)	—	—	(118)
Adjusted Net Revenue	$382	$174	$0	$103	$(23)	$636

EBITDA	$114	$10	$37	$37	$(39)	$160
Adjustments
Acquired / Disposed EBITDA	—	14	(37)	—	—	(24)
Separation from Cendant and Related	1	—	—	—	3	4
Impairment	—	—	—	—	—	—
Non-recurring Items Associated with Travelport Acquisitions	7	3	—	3	6	19
Restructure and Related	(1)	—	—	—	—	(1)
Equity based compensation	—	—	—	—	8	8
Other	1	18	—	—	—	19
Total	7	36	(37)	3	17	25
Adjusted EBITDA	$121	$46	$0	$40	$(22)	$185

* Totals may not calculate due to rounding.

TRAVELPORT LIMITED

Operating Statistics

(UNAUDITED)

	Three Months Ended December 31,
	2007	2006	Change	% Change
Galileo (segments in millions)
Americas Segments	21.7	22.5	(0.8)	-4%
International Segments	38.0	37.0	1.0	3%
Total Segments	59.7	59.5	0.2	0%

Worldspan (segments in millions)
Total Segments	27.8	34.0	(6.2)	-18%

GTA (TTV in millions)
Total Transaction Value	$461	$366	$95	26%

	Twelve Months Ended December 31,
	2007	2006	Change	% Change
Galileo (segments in millions)
Americas Segments	101.5	99.8	1.7	2%
International Segments	170.9	166.5	4.4	3%
Total Segments	272.4	266.3	6.1	2%

Worldspan (segments in millions)	143.8	185.3	(41.5)	-22%
Total Segments

GTA (TTV in millions)	$1,836	$1,516	$320	21%
Total Transaction Value